SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES

     Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

                           PEP Management Corporation

             (Exact name of registrant as specified in its charter)

            Florida                                         59-3461075
(State  or  other  jurisdiction  of                    (I.R.S.  Employer
  incorporation  or  organization)                     Identification  No.)

        1432  Court  Street.  Clearwater,  FL              33756
      (Address  of  principal executive  offices)       (Zip  Code)

                              (727)  449-2243
        Registrant's  telephone  number,  including  area  code

   Securities to be registered pursuant to Section 12(b) of the Act:

                                      None.

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Shares, $0.001 par value per share
                                (Title of class)

                   Documents incorporated by reference: None.


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

                                     Part I

Item  1.  Business.

History

     The company was incorporated under the laws of the State of Florida on January 2, 1991. On February 27, 1997, the Company changed its name from Centurion Insurance Services, Inc. to PEP Equities Corporation and after certain restructuring to PEP Management Corporation (the "Company").

     The Company's principal executive office is currently located at and its telephone number is 1432 Court Street, Clearwater, Florida 33756-6147, (727) 449-2243.

Activities

At the present time, the Company' business plan calls for it to develop and operate companies in the alternative energy business and related which have socially responsible products and services.

     The Company originally acquired interests in companies assisted by its President. As of February 29, 2000, the Company had interests in seven companies. As of February 29, 2000 the Company has classified its interests in its companies as either continuing or non-continuing companies. The Company intends to use its best efforts to dispose of its interests in non-continuing companies in an orderly manner. The Company will continue to assist those companies classified as continuing companies.

General

The Company's goal is to acquire control of and operate companies which have socially responsible products and services.

Operation  of  Business

     The Company intends that the Company will operate in the future by engaging in business through wholly-owned, majority-owned or controlled companies, where the Company's officers and directors participate in the management of the controlled comapny.


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
SUMMARY  OF  PEP'S  COMPANIES

Continuing  Companies

H2O  2000,  Inc.

H2O 2000, Inc. (H2O 2000) is a development stage company that has the rights to a unique gas generating device used in welding, cutting and brazing. H2O 2000's technology is patent pending.

H2O 2000, Inc. has patented a revolutionary new welding and metal cutting device, powered by water and electricity only. Water is converted into a stable hydrogen hybrid fuel, which performs the cutting and welding applications. H2) 2000's management believes their technology is cutting edge, and will substantially change this market, providing substantial cost savings, and increasing safety of welding and metal cutting operations of all kinds.

The gas generating device electorlyzes water using low amperage AC or DC current. The water is changed on demand into a perfect Stochiometric mix of two parts hydrogen and one part oxygen. This gas has the following unique properties: (1) low fuel cost because water is used, (2) environmentally friendly, (3) the temperature of the flame varies according to the melting point of the material contacted by the flame and can go up to 6,000 degrees Fahrenheit, hot enough to melt tungsten. At the present time, H2O 2000 has demonstrated and tested the effectiveness of its technology and is starting to market a mobile welding unit.

The welder is clean, safe, very efficient, and capable of operating for 24 hours on just a liter of water. H2O 2000's welder is expected to soon complete `independent safety certification'. This certification is not required for commercial sales, but demonstrates the commitment by the parent company to allay fears about hydrogen based technology devices. H2O 2000, Inc. anticipate first orders will be shipped from full scale manufacturing in June. While final retail prices are not yet fixed, devices are expected to retail for about $5,000 each. The H2O 2000 welder could provide cost savings of up to 60% over conventional welding methods and devices.

     The  Company  owns  800,000  shares of H20 2000, or approximately 4% of H20
2000.

Dyna-Spark  Technologies,  Inc.

Dyna-Spark Technologies, Inc. (Dyna-Spark) is a development stage company that has a patented new automotive spark plug technology. Dyna-Spark was issued a research grant by the U. S. Department of Energy to conduct clean air testing


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and  emissions  control research. Research has shown that Dyna-Spark's SmartPlug improves fuel efficiency 11-15% and reduces emissions by 75% in test vehicles. The product is in the prototype stage and is undergoing testing.

The Company 100,000 shares of the common stock of Dyna-Spak representing 10% of Dyna-Spark. Dyna-Spark, in turn has a 12.5% equity interest in Smart Plug, Inc., the joint venture developing the SmartPlug.

Non-Continuing  Companies

International  HealthCare  Distributors,  Inc.

Go!( is a nutritional supplement invented by Dr. Cade, the inventor of GATORADE(. International HealthCare Distributors, Inc. (IHCD) was formed to market, manufacture, and distribute Go!. At the present time, Systems Go International, LLC of Tampa,Florida is manufacturing and marketing Go!.

The Company owns 300,000 shares of the common stock of International Healthcare 30.0%.

M  International  Corporation

M International Corporation ("MIC"), is a partially-owned subsidiary of International HealthCare Distributors, Inc. MIC was formed to launch a marketing effort for a cholesterol reducing product called CHOLESTERADE, invented by Dr. Cade, inventor of GATORADE. CHOLESTERADE has been clinically proven to lower the cholesterol levels of users a minimum of seventeen (17) percent, in as little as ten (10) days. CHOLESTERADE was originally available only in Orange flavor. The product is now also available in Grape, Lemon-Lime, and Kiwi-Tangerine. At the present time, Systems Go International, LLC of Tampa,Florida is manufacturing and marketing CHOLESTERAGE. The product is being distributed by physicians in North Florida through their medical practices, and through a group of independent distributors.

The  Company  owns  86,000  representing  34.4%  of  M  International.

Kalamed  Corporation

Kalamed Corporation (Kalamed) was formed for the purpose of developing and marketing medical devices. Kalamed is currently developing a device for the in situ, non-invasive, real-time detection of cancer. This device, the Biomedical Spectral Analyzer, is currently in clinical trials to test its efficacy in


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
detecting cancers in the bladder and colon. Another device, the MediMend, is a bone growth stimulator for the non-invasive repair of broken bones which is inexpensive, reusable and tiny. The MediMend is currently being launched into the veterinary market and will enter human clinical trials.

The Company owns 10,000 shares of Kalamed common stock, representing 0.0064 % of Kalamed.

Silver-Star  International

Silver Star International, Inc. is the exclusive marketing agent/ distributor to the U.S. Defense sector, including all military branches of service and to defense contractors for H2O 2000. Additional information about the device and technology can be found at www.H2O2000.org . Silver Star International, Inc. is an integrated marketing company.

The Company has 20,000 shares of Silver Star common stock These securities are unregistered and restricted. As of the date of this filing, Silver Star common stock had a market value of $0.15625 The symbol for Silver Star is SVSRE.OB.

Equitech  International  Corporation  "EQTL"  NASDAQ  BB

Equitech International Corporation ("Equitech") is a publicly traded company located in Aiken, South Carolina. Equitech was formed to take advantage of certain technologies and scientific resources available from the U.S. Department of Energy's Westinghouse Savannah River Site National Laboratory in the fields of fiber optics, electro current and biotechnology. Equitech's stock symbol is "EQTL". As of March 31, 2000 the Company owned 4,830 shares of the restricted common stock of Equitech. Equitech is a non-reporting company listed in the "pink sheets." As of the March 31, 2000, Equitech had a price of $1.00 per share.

Governmental Regulation The conduct of the Company's businesses subject it to environmental, public health and safety, land use, trade, or other governmental regulations and state or local taxation. In certain circumstances, however, it may not be possible to predict with any degree of accuracy the impact of government regulation. The inability to ascertain the effect of government regulation on a business activity will make the development and operation such a business a higher risk.


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
Competition

     The Company is involved in intense competition with other business entities, many of which have a competitive edge over the Company by virtue of their stronger financial resources and prior experience in business. There is no assurance that the Company will be successful in developing and operating its companies.

Employees

     The  Company  is  currently  has  no  full-time  employees.  Directors  and executive officers will devote only such time to the affairs of the Company as they deem appropriate, which is estimated to be approximately 10 hours per month per person. Management of the Company expects to use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating businesses. The need for employees and their availability will be addressed in connection with a decision whether or not to acquire or participate in a specific business industry.

Item  2.  Financial  Information.

Plan  of  Operation.
----------------------

     Other than assisting its companies, the Company has not engaged in any material operations or had any revenues from operations during the past fiscal year. The Company's plan of operation for the next 12 months is to continue to assist in the development of its companies.

     During the next 12 months, the Company's only foreseeable cash requirements will relate to maintaining the Company in good standing or the payment of expenses associated with assisting in the development of its companies. The Company is unable at this time to predict the amount of any such expenses. The Company's officers, directors, principals and afficialtes intend to loan the Company any funds needed for such operations. However, there are no preliminary agreements or understandings with respect to loan agreements by officers, directors, principals or affiliates of the Company and any such loan will not exceed $25,000 and will be on terms no less favorable to the Company than would be available from a commercial lender in an arm's length transaction. As of the date of this Registration Statement, the Company has not actively begun to seek any such loans.


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
Results  of  Operations.
-------------------------

     Other than assisting its companies, the Company has had no material operations in the last 12 months. The Company's operations have been limited to activities to keep the Company in good standing and activities with respect to assisting in the development of its companies. These activities have included, for example, confirming good standing, reviewing stock transfer records and Articles of Incorporation, as amended, and arranging for the preparation and auditing of financial statements. These activities were undertaken in contemplation of the preparation of this filing.

Liquidity.

-------------

     The Company had no liquidity during the period ended February 29, 2000. The Company is contemplating raising capital over the next twelve months by issuance of debt or equity securities. The Company has no loan agreements with any officer or director.

If there are no funds available, it is expected that management would purchase stock in the Company to pay these liabilities in hopes of enhancing the value of their stock ownership.

Item  3.  Properties.

     The  Company  maintains  it's  corporate   office  at  1432  Court  Street,
Clearwater,  Florida  33756  under  an  informal  arrangement with the Company's
President.   This  space  is  deemed  adequate  for  the  foreseeable  future.

Item  4.  Security  Ownership  of  Certain  Beneficial  Owners  and  Management.

     The following table sets forth information as of the date of this Registration Statement regarding certain Ownership of the Company's outstanding Common Stock by all officers and directors individually, all officers and directors as a group, and all beneficial owners of more than five percent of the common stock.


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

Name and Address       Shares  Owned  Beneficially(1)   Percent  of  Class
-----------------      ----------------------------     ------------------
L&M  Group,  L.C.              1,800,000                      22.0%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the registration statement upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this registration statement have been exercised. Unless otherwise indicated, the Company believes that all persons named in the table have voting and investment power with respect to all shares of common stock beneficially owned by them.

Item  5.  Directors  and  Executive  Officers.

     The executive officers, directors, and key employees of the Company are as follows:

     Name                         Position

     Robert  Montemarano          Chairman,  President,  CEO  &  Director

     B.  Adam  Fowler,  Jr.       Director

     Oscar  Kuperman              Director

     Mr. Montemarano will act as interim company President, at no salary, until sufficient funds are available to secure additional professional management position(s) for the Company.

     Officers  will  be  elected  and/or  hired  upon  review of qualifications.

Robert  Montemarano,  Age  38

Mr. Montemarano is the founder of the Company and has been a Director, President, Secretary and Treasurer since the Company's inception. He is responsible for the financial and day-to-day management of the Company and oversees the Company's business operations. Mr. Montemarano is also a member of the L&M Group, L.C. ("L&M"). Since February, 1994 through the present, Mr.
Montemarano, as an owner and consultant of L&M, has provided management consulting services to privately held companies. Prior to co-founding L&M, from June, 1992 until February, 1994, Mr. Montemarano was self-employed as a business


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
consultant providing financial consulting services to privately held companies. From March, 1987, through June, 1992, Mr. Montemarano was a Senior Examiner with the Florida Comptroller Division of Securities and Investor Protection. From 1981 through February, 1983, he was a research analyst with Paine Webber Jackson & Curtis. From February , 1983 through August, 1983, he was a research analyst for the National Westminster Bank. From December, 1983 until February, 1987, he was a research analyst for Dean Witter Reynolds.

B.  Adam  Fowler,  Jr.

Mr. Fowler is a resident of Greenwood, Mississippi, where he serves as Co-Owner, Secretary & Treasurer of McCormick & Co., one of Mississippi's leading Wholesale Grocery companies. Mr. Fowler has been affiliated with McCormick & Co. since 1981. Additionally, he serves as Vice President of the Delta Investment Club.

Oscar  Kuperman

Mr. Kuperman is a Senior Vice President of Donaldson, Blackwell & Company, Vice President of Investments for R.S. Coleman and President of Eko Enterprises, Inc. an international consulting and trading firm. Mr. Kuperman is also a retail/institutional broker with Barrett Day Securities.

     The officers and Directors of the Company will devote only such time as they deem appropriate in the business Affairs of the Company. It is, however, expected that the President and Secretary will devote the majority of their time to the business of the Company.

     Each executive officer is elected by the Board of Directors at its first meeting after each annual meeting of the shareholders and serves until such time as his successor is elected.

PEP's  Advisory  Board

Compensation

Advisory Board Members are called upon, from time to time, to assist in the Company's evaluation of a specific company related to one or more of the Advisor's specific area(s) of expertise.

On January 14, 1998, PEP's Advisory Board Members were issued twenty thousand (20,000) shares of *Restricted PEP Common Stock and an **option to purchase an additional twenty thousand (20,000) shares of PEP Common Stock at $2.50 per share.


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
The Company's Advisory Board Members are not directly compensated for their individual contributions to the Company's operation, however, Management has agreed to reimburse Advisors for out-of-pocket expenses incurred during their due diligence investigations, travel, research costs, etcIn the future, Management may negotiate stock options with companies targeted for investment or acquisition, and may elect to issue such options, or a pro-rata share thereof, to the Advisory Board Members.

* Shares issued to Advisory Board Members, on January 14, 1998, are Restricted from sale, for one (1) year, pursuant to Rule 144.

**     Advisory Board Members also received a two (2) year option to purchase an additional twenty thousand (20,000) shares of PEP Common Stock at a price of $2.50 per share.

PEP's  Advisory  Board
in  alphabetical  order

Advisor                             Industry

Mr.  Wally  "Famous"  Amos          Entrepreneur  /  Motivational  Speaker

Mr.  John  Astrab                   Executive  Search

Mr.  Rud  Bergfeld                  Finance

Mr.  Peter  Dominici                Corporate  Treasury  and  Financial Services

Mr.  Marvin  Duryea                 Product  Fulfillment

Dr.  Anthony  Massie,  D.M.D.       Dentistry

Dr.  Ralph  Nurnberger,  Ph.D.      Political  Consultant

Mr.  Charles  S.  Stuart            Motivational  Speaker

Mr.  Markham  D.  Tuft              Product  Development  and  Evaluation
Advisor                             Industry

Mr.  Wally  Amos                    Marketing


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
Mr. Amos has attained world famous status as an Entrepreneur, Marketer, and Motivational Speaker. Mr. Amos is the founder of the Uncle No-name Cookie Company, based in Hauppauge, New York. Mr. Amos previously co-founded the "Famous Amos" Cookie Empire (1975) and also enjoyed a successful term managing musical talent acts (e.g. the late Marvin Gaye) for the William Morris agency in New York (circa 1970).

Mr.  John  Astrab                      Executive  Search

Mr. Astrab has served PEP's Advisory Board since the Company's inception. Mr. Astrab co-founded one of the nation's leading executive search and staffing firms, Romac International (1984), NASDAQ "ROMC", and served as Division President and currently consults for Romac. Prior experience includes Sales Management and Registered Representative in the Insurance, Investment and Real Estate industries.

Mr.  Rud  Bergfeld                     Finance

Mr. Bergfeld has enjoyed a successful career as an Entrepreneur, Venture Capitalist, and Turnaround Expert since 1971. Mr. Bergfeld also serves as a Guest Lecturer for Georgetown University and a Keynote Speaker for The American Trade Association. Prior to engaging his career in the Financial Industry, Mr. Bergfeld served twelve (12) years with the U.S. Navy, Joint Chiefs of Staff.

Mr.  Peter Dominici                    Corporate Treasury and Financial Services

In addition to serving on PEP's Advisory Board, Mr. Dominici currently serves as Vice-President, Treasurer and Director of Romac International, Inc. NASDAQ "ROMC", one of the Nation's leading specialty staffing services firms. Mr. Dominici previously served as Romac's Chief Financial Officer and Secretary since its inception in 1994. From 1986 to 1994, Mr. Dominici served as Chief Financial Officer and Secretary of Romac's predecessor company, FMA International, IncMr. Dominici is also a Certified Public Accountant with seven
(7) years of public accounting experience encompassing extensive audit, tax and public company reporting responsibilities.


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
Mr.  Marvin  Duryea                    Product  Fulfillment

In addition to serving on PEP's Advisory Board, Mr. Duryea maintains a controlling ownership interest in, and was the founder of, Brockport Enterprises, Inc., located in Brockport, New York, a product fulfillment center servicing Fortune 500 companies, such as Kodak, since 1967. Mr. Duryea also served on the Advisory Board of The Chase Lincoln First Bank of Rochester, New York and has been active in the Rotary organization for several years.

Dr.  Anthony  Massie,  D.M.D.          Dentistry

Dr. Massie operates a successful dental practice in Tarpon Springs, Florida. He is also an expert witness for Florida's Medicaid Anti-Fraud Unit. Dr. Massie has also served on Florida's Board of Dental Examiners reviewing applicants for Florida State Dental licensure. Dr. Massie is also an avid investor who has participated in several entrepreneurial ventures (including companies funded by PEP) and real estate transactions.

Dr.  Ralph  Nurnberger,  Ph.D.         Political  Consultant

Dr. Nurnberger is the government affairs counselor for Preston, Gates, Ellis, Rouvelas, Meeds, LLP, a Washington, D.C. based political consulting firm which represents emerging technology firms, the India Abroad Center for Political Awareness, and a number of Middle East-related interests. Dr. Nurnberger has served over eight years as a Legislative Liaison for the American Israel Public Affairs Committee (AIPAC), widely acknowledged as "the most effective public policy lobby in Washington". In addition to teaching graduate level courses in Congress and International Relations at Georgetown University, Dr. Nurnberger lectures extensively on subjects ranging from foreign policy to the American political process.

Mr.  Charles  S.  Stuart               Motivational  Speaker

Mr. Charles S. Stuart is recognized as one of the Nation's leading Motivational Speakers, consultants, and corporate trainers. Mr. Stuart speaks to companies and organizations around the world. Clients include prominent manufacturing, marketing, accounting, law, healthcare and not-for-profit service organizations. Mr. Stuart is a member of the National Speakers Association (NSA), the American Society for Training and Development (ASTD), and has served as an adjunct Professor of Marketing at Rollins College.

Mr.  Markham  D.  Tuft                 Product  Development  and  Evaluation

Mr. Tuft is nearing retirement from thirteen (13) years of service with Lockheed Martin. During his employ with Lockheed Martin, Mr. Tuft has been involved in extensive contract negotiations with the U.S. Government and several foreign governments. Mr. Tuft has participated in research, development, technology validation, low rate production, and full scale production. Further, his technology experience includes the study and review of Electro-Optics, full electromagnetic spectrum sensors, non-invasive medical simulation training devices, and underwater remote locating and cutting devices. Prior to beginning his career in the private sector, Mr. Tuft enjoyed a twenty-six (26) year career with the United States Navy retiring as a Captain, where he was designated an Anti-Air Warfare and Anti-Submarine Warfare technology specialist.

Item  6.  Executive  Compensation.

     The Company has no employment agreements with any of its employees, officer or directors. The Company is not obligated to pay any compensation to any officer, director or employee. The Board of Directors may consider awarding such compensation when the Company is sufficiently developed.

Stock  Option  Plans

      The  Company  has  no  stock  option  or  bonus  plans  for its employees.

Item  7.  Certain  Relationships  and  Related  Transactions.

In March, 2000, the Company sold 5,000 shares at $1.00 per share to three individuals in a private sale.

In 1999, the Company issued 72,000 shares to Mr. Montemarano in exchange for work performaed for the Company. In February and March, 2000, the Company issued 18,000 shares to Mr. Montemarano in exchange for work performaed for the Company. Mr. Montemarano subsequently gifted these shares to others.

In 1999, the Company issued 278,500 shares to nine individuals for consulting services related to the development of the Company's business. In February, 2000, the Company issued 20,000 shares to nine individuals for consulting services related to the development of the Company's business.

In 1999, the Company issued 185,000 shares to unrelated parties in exhange for securities related to the Company's businesses.

Item  8.  Legal  Proceedings.

     The Company is not currently involved in any litigation nor, to the Company's knowledge, is any litigation currently threatened against the Company.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

Common  Stock

     There has not been any market for the Common Stock of PEP Management Corporation. No cash dividends have been declared for the last two fiscal years.

     As of February 29, 2000, there were approximately 290 holders of record and 7,548,503 shares outstanding of the Company's Common Stock, $0.001 par value.

Preferred  Stock

There  are  no  outstanding  shares  of  the  Company's  preferred  stock.

Item  10.  Recent  Sales  of  Unregistered  Securities.

     578,500 shares of Common Stock, par value $0.001 (the "Shares"), have been issued by the Company within one year prior to the filing of this Form 10.

In March, 2000, the Company sold 5,000 shares at $1.00 per share to three individuals in a private sale.

In 1999, the Company issued 72,000 shares to Mr. Montemarano in exchange for work performaed for the Company. In February and March, 2000, the Company issued 18,000 shares to Mr. Montemarano in exchange for work performaed for the Company. Mr. Montemarano subsequently gifted these shares to others.

In 1999, the Company issued 278,500 shares to nine individuals for consulting services related to the development of the Company's business. In February, 2000, the Company issued 20,000 shares to nine individuals for consulting services related to the development of the Company's business.

In 1999, the Company issued 185,000 shares to unrelated parties in exhange for securities related to the Company's businesses.

All of the above transactions were made pursuant to the exemption for private transactions afforded by Section 4(2) of the Securities Act of 1933.

Item  11.  Description  of  Registrant's  Securities  to  be  Registered.

     The Company is authorized to issue 50,000,000 shares of common stock, $.001 par value, of which, as of February 29, 2000, there were 7,548,503 shares are outstanding.

Holders of shares of Common Stock are entitled to one vote per share. None of the shares have or will have preemptive or cumulative voting rights, be redeemable or be liable for assessments or further calls. None of the shares will have any conversion rights. The holders of Common Stock are entitled to dividends, when and as declared by the Board of Directors from funds legally available therefor and upon liquidity to share pro rata in any distribution to shareholders. The Company does not anticipate declaring or paying any cash dividends in the foreseeable future. Any earnings, at least for such period will be retained to finance the development and expansion of its business. Thereafter, the payment of dividends will be determined by the Board of Directors in light of conditions then existing, including the Company's financial condition, capital requirements, business conditions and other factors.

The Company has authorized 25,000,000 shares of Preferred Stock, no par value, to be issued in such series and with such designations, rights, privileges, and preferences, splits, conversions and other issues as shall be determined from time to time by the board of directors of the Company. No such shares have ever been issued.

Transfer  Agent

     The Company's transfer agent is American Stock Transfer, 1825 Lawrence Street, Suite 444, Denver, Colorado 80201-1596 and its telephone number is 303-298-5370.

Item  12.  Indemnification  of  Directors  and  Officers.

     There are no present provisions in the Articles of Incorporation or By-Laws of the Company providing that the Company shall indemnify the directors and officers of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to Arbor's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item  13.  Financial  Statements  and  Supplementary  Data.

     The Company's financial statements and supplementary data is in the process of being prepared by the Company's accountants, Richard J. Fuller, P.A., Clearwater, Florida and will be filed as soon as these statements are available.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

    None.

Item  15.  Financial  Statements  and  Exhibits.

a) List separately all financial statements filed as part of the registration statement.

     The Company's financial statements and supplementary data is in the process of being prepared by the Company's accountants, Richard J. Fuller, P.A. and will be filed as soon as these statements are available.

     The following are the financial statements and supplementary date for the previous period.

(b)  Furnish  the  exhibits  required  by  Item  601  of  Regulation  S-K.

   *  3.1  --   Certificate  of  Incorporation,  as  amended  to date, effective
September  8,  1998.

   *  3.2  --   Bylaws  of  the  Company

   ----------------

*  Filed  herewith

   ----------------

EXHIBITS.

                          PEP  Management  Corporation

                   REPORT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS
                                  2240  Belleair
                                 Road,  Suite  295
                            Clearwater,  Florida  33764

Richard  J.  Fuller,  C.P.A.                              (813)  536-2101
Certified  Public  Accountants  and  Consultant      Fax  (813)  536-2389

Richard  J.  Fuller.  C.P.A.
Maryann  G.  Orsagos, C.P.A.

                             The  Board  of  Directors
                            PEP  EQUI77ES  CORPORATION
                   (Formerly  Centurion  Insurance  Services,  Inc.)
                American  Institute               Clearwater,  Florida
                         of  Certified  Public  Accountants

     I have compiled the accompanying balance sheet of PEP EQUITIES CORPORATION as of June 30, 1998 and the related statement of net loss, statement of cash flows, and statement of changes in stockholders' equity for the period then ended, in accordance with Statements of Standards of Accounting and Review Services issued by the American Institute of Certified Public Accountants.

     A compilation is limited to presenting in the form financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statement and, accordingly do not express an opinion or any other form of assurance on them.

As discussed in Note 2 to the financial statements, investments not readily marketable amounting to $5,047,160 as of June 30, 1998, have been valued at fair market value as determined by the Board of Directors.

7he accompanying supplementary information for the period ended June 30, 1998 is presented only for awlys7s purpose and has been compiled by me without audit or review, from information that is the representation of management, and I do not express an opinion or any other form of assurance on such information.

August  17,  1998

Richard  J.  Fuller,  CPA,  PA

                               PEP  EQUITY  CORPORATION
                   (Formerly  Centurion  Insurance  Service,  Inc.)
                           (A  Development  Stage  Company)
                                     Balance  Sheet
                                     June  30,  1998

     ASSETS

     Current  Assets
     Cash                                                  $     6,855
     Investments                                             5,047,160
     Total  Current  Assets                                  5,054,015
     Other  Assets
     Other  Assets
     TOTAL  ASSETS                                         $ 5,054,015
     LIABILITIES  AND  STOCKHOLDERS'  EQUITY
     Subscribed  Stock                                     $    10,000
     Total  Liabilities                                         10,000
     Shareholders'  Equity
     Preferred  Stock,                                       5,000,000
     Shares  Authorized,no  par  value,
     none  Issued  and  Outstanding                                  -
     Common  Stock,                                         10,000,000
     Shares  Authorized,
     S.001  par  value,                                      6,456,900
     Issued  &  Outstanding                                      6,457
     Paid-in  Capital                                        5,642,003
     Deficit  accumulated  during
     The  development  stage                                  (564,445)
     Treasury  Stock                                           (40,000)

     Total  Stockholders'  Equity                            5,044,015

     TOTAL  LIABILITIES  AND
     STOCKHOLDERS'  EQUITY                                 $ 5,054,015

    See  Accountant's  Report  and  Notes  to  Financial  Statements

                          PEP  EQUITIES  CORPORATION
                (Formerly  Centurion  Insurance  Service,  Inc.)
                         (A  Development  Stage  Company)
                            Statement  of  Net  Loss
        For  the  Six  Months  Ending  June  30,  1998  and  the  Period
            from  January  2,  1991  (Inception)  to  June  30,  1998


                                            Year to Date   Since Inception
     Revenue

     Total  Revenues                        $     -       $

     Operating  Expenses
     Operating  Expenses                        446,040     564,445

     Total  Operating  Expenses                 446,040     564,445

     Net  Loss                              $   446,040   $ 564,445

    See  Accountant's  Report  and  Notes  to  Financial  Statement

                           PEP  EQUITIES  CORPORATION
                (Formerly  Centurion  Insurance  Service,  Inc.)
                        (A  Development  Stage  Company)
                           Statement  of  Cash  Flows
        For  the  Six  Months  Ending  June  30,1998  and  the  Period
          from  January  2,  1991  (Inception)  to  June  30,  1998

                                                   Year to Date  Since Inception

     Cash  flow  from  operating  activities-
     Cash  paid  to  suppliers  and  employees     $  440,145   $  552,736

     Net  cash  used  by  operating  activities        440,145     552,736

     Cash  flow  from  investing  activities:
     Investment  purchased                            (10,000)     (10,000)

     Cash  flow  from  financing  activities-
     Proceeds  from  issuance  of  common  stock       487,000     599,591
     Common  stock  subscribed                          10,000      10,000
     Treasury  stock  acquired                         (40,000)    (40,000)

     Net  Cash  provided  by  financing  activities     457,000    569,591

     Net  increase  in  cash  and  equivalents             6,855     6,855

     Cash  and  equivalents,  beginning  of  period           0          0
     Cash  and  equivalents,  end  of  period         $   6,855  $   6,855


     Reconciliation of net loss to met cash used by operating activities

     Net  Loss                                        $ 446,040  $ 564,445

     Adjustments  to  reconcile  net  income  to  net
     cash  provided  by  operating  activities:
     Issuance  of  Common  Stock                        (1,115)     (5,769)
     Decrease  in  payable     98     -
     Unrealized  loss  on  investments                  (4,878)     (5,940)
     Total  Adjustments                                 (5,895)    (11,709)

     Net  cash  used  by  operating  activities     $ 440,145    $ 552,736

See  Accountant's  Report  and  Notes  to  Financial  Statements

                           PEP  EQUITIES  CORPORATION
               (Formerly  Centurion  Insurance  Service,  Inc.)
                       (A  Development  Stage  Company)
                Statement  of  Changes  in  Stockholders'  Equity
          For  the  Six  Months  Ending  June  30,  1998  and  the  Period
               from  January  2,  1991  (Inception)  to  June  30,1998


                                        PREFERRED   COMMON    PAID-IN
                                          STOCK      STOCK    CAPITAL      DEFICIT
                                        ----------  -------  ----------  ----------
January  2, 1991 -
December 31, 1997                       $        -    4,866  $5,155,479  $(118,405)

Sale  Of  475,500  Shares  Of
Common  Stock  S.001  Par
Value  January  1,  1998  To
June  30,  1998                                  -      476     496,524          -

Issuance  Of  1,114,700  Shares  Of
Common  Stock  $.001  Par  Value
January  1,  1998  To  June  30,  1998
At  Par  Value                                   -    1,115           -      1,115

Net  Loss  For  Six  Months  Ending
June  30,  1998                                  -        -           -   (446,040)
                                        ----------  -------  ----------  ----------
June  30,  1998                            $ 6,457  $ 6,457  $5,642,003  $(564,445)
                                        ----------  -------  ----------  ----------

See  Accountant's  Report  and  Notes  to  Financial  Statements

SUPPLEMENTARY  INFORMATION

                        PEP  EQUITUES  CORPORATION
              (Formerly  Centurion  Insurance  Service,  Inc.)
                     (A  Development  Stage  Company)
                    Statement  or  Operating  Expenses
      For  the  Six  Months  Ending  June  30,  1999  and  the  Period
            from  January  2,  1991  (Inception)  to  June  30,  1998

                                                Year to Date    Since Inception
                                                --------------  ----------------
     Operating  Expenses:

     Underwriting  Expenses                        S  211,016    $ 259,298
     Consultants  and  Clerical  Support               31,172       46,291
     Due  Diligence  Expenses                          17,162       27,264
     Salaries                                               -       22,818
     Office  and  Miscellaneous  Expenses              73,022       89,453
     Legal  and  Professional  Fees                    63,790       66,496
     Unrealized  Loss  on  Investments                  4,878        5,940
     Slush  Expenditures  -  Seed  Capital             45,000       45,000
     Amortization  Expense                                  -        1,885

Operating  Expenses                                 $ 446,040    $ 564,445

See  Accountant's  Report  and  Notes  to  Financial  Statements

                        PEP  EQUITUES  CORPORATION
              (Formerly  Centurion  Insurance  Service,  Inc.)
                     (A  Development  Stage  Company)
                              June  30,  1998

Notes  to  Financial  Statements

Note  I  -  Nature  or  Business  and  Significant  Accounting  Policies

The company was incorporated under the laws of the State of Florida on January 2, 199 1. On February 27, 1997, the Company changed its name from Centurion Insurance Services, Inc. to PEP Equities Corporation after certain restructuring.

The Company is considered to be a development stage company in accordance with SFAS No. 7. As a development stage company, the Company presents financial statements in conformity with generally accepted accounting principles that apply to established operating enterprises, In addition, the company presents cumulative information during the development stage. The Company seeks acquisition of viable business operation. The Company will provide funding and management consulting services for emerging growth companies. As a result of certain offerings, the Company plans to acquire certain equity positions.
Planned operations will commence once the Company has equity financing in position. The Company's accounting year end is December 31.

Investments - The Company accounts for investments in equity securities in accordance with SFAS No. 115 with trading securities carried at market value with unrealized gains or losses reflected in the income statement, securities held to maturity carried at amortized cost; and, securities available for sale carried at market value with unrealized gains and losses, net of deferred income taxes, included with stockholders' equity. Fair market value is based upon sales prices or bid-and-ask quotations currently available on a securities exchange registered with the

                        PEP  EQUITUES  CORPORATION
              (Formerly  Centurion  Insurance  Service,  Inc.)
                     (A  Development  Stage  Company)

June  30,  1998
*
Note  I  -  Nature  or  Business and Significant Accounting Policies (Continued)

Securities and Exchange Commission (SEC) or the over-the-counter market, provided that those prices or quotations for the over-the-counter market are publicly reported by the National Association of Securities Dealers Automated Quotations systems or by the National Quotation Bureau. Where prices of securities are not readily available through a securities exchange or other market, the Board of Directors makes a good faith determination of the fair value of the securities, which is the amount that the owner might expect to receive for the securities in a current sale.

Income  Taxes  -  The  Company  has no current income tax provision or benefits.

Note  2  -  Investments

Investments are valued at fair market value and securities not readily marketable are valued at fair value as determined by the Board of Directors in accordance with the Company's significant accounting policies.

During the current period, the Company acquired a restricted equity position in an additional emerging growth Company. Also, the investment in Fonet Medical Technologies, Inc., previously made by the Company, was subject to a reverse split of 5 : 1 during the current period. Those securities that are not readily marketable include investment securities for which there is no market on a securities exchange or no independent publicly quoted market, securities that cannot be publicly offered or sold unless registrations have been affected under the Securities Act of 1933, or securities that cannot be offered or sold because of other arrangements, restrictions, or conditions applicable to the securities or the company. All of the following Companies are related or otherwise controlled by PEP Equities through equity ownership.

                        PEP  EQUITUES  CORPORATION
              (Formerly  Centurion  Insurance  Service,  Inc.)
                     (A  Development  Stage  Company)

June  30,  1998

Note  2  -  Investments  (Continued)

These  investments  are  as  follows:

     Company  Name                         No. of Shares   Fair Market Value
-----------------------------------        --------------  ------------------
     IAMEC  Funding,  Inc.                       175,000.   $   350,000.

     International  Healthcare
     Distributors,  Inc.                         300,000.     3,000,000.

     Special  Situation
     Securities,  Inc.                           300,000.     1,500,000.

     Equitech  International
     Corporation                                   4,830.         1,160.

     Dyna-Spark
     Technologies,  Inc,                         100,000.       100,000.

     M  International  Corp                       86,000.        86,000.

     Fonet  Medical
     Technologies,  Inc.                          35,000.             0.
     Silver  Star
     International,  Inc,                         20,000.        10,000.

     Investments, at fair market value                      $ 5,047,160.

                        PEP  EQUITUES  CORPORATION
              (Formerly  Centurion  Insurance  Service,  Inc.)
                     (A  Development  Stage  Company)

June  30,  1998

Note  3  -  Related  Party  Transactions

The Company shares corporate executive offices with L & M Group, LC and other related companies at no current expense to the Company. In addition, the Company's officer provides services to the Company at no charge to the Company. When sufficient funds are available and the Company is operational, expenses will be charged to the Company. No current provision has been made for these expenses.

Note  4  -  Stockholders'  Equity

The Company's common stock is based upon par value of issued and outstanding common stock. Any amount received for the sale of common stock over par value is credited to paid-in capital when issued. In all other circumstances, the Company accounts for the issuance of common stock based upon $.001 per share, par value, unless the value of goods or services received indicate otherwise. The Company has issued no preferred stock.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       PEP  Management  Corporation
                                       ----------------------------
                                               (Registrant)


Date    March  ---,  2000              By  /s/ Robert Montemarano, President
                                           ---------------------------------
                                           (Signature)*

*Print name and title of the signing officer under his signature.